Plexus Provides Financial Outlook Update Due To Impact of COVID-19

Further Details To Be Provided at Plexus’ Fiscal Second Quarter Earnings Call

NEENAH, WI - March 23, 2020 - Plexus (NASDAQ: PLXS) announced today an update to its fiscal second quarter revenue outlook due to evolving impacts related to the COVID-19 outbreak. The Company’s operations in Malaysia, Scotland, Romania and Illinois are all affected to varying degrees by recent government measures restricting the movement of citizens and operation of businesses. In addition, Wisconsin Governor Tony Evers today announced plans to issue an order tomorrow regarding the closure of all non-essential workplaces. This could impact our Wisconsin operations if the products we manufacture at these sites, a substantial portion of which are medical, aerospace, and defense products, are deemed non-essential. All of our sites are also impacted to some degree by other effects of COVID-19, such as the closure of schools and child care facilities and the related inability of certain of our employees to work. As a result, the Company expects its fiscal second quarter revenue to fall below its guidance range of $790 million to $830 million, which was issued on January 22, 2020.

Todd Kelsey, President and CEO, commented, “The extent to which COVID-19 and related global government measures may impact our operations remains fluid and uncertain. At this time, all of our operations are operating at close-to-normal levels with the exception of our Penang, Malaysia facilities, which are operating at roughly 40% of normal workforce levels. Plexus is collaborating with local officials to continue to maintain work schedules as our operations in each of these impacted regions provide critical support in delivering essential products to end-markets such as healthcare, aerospace, defense and secured communications. Since the onset of COVID-19, our teams have demonstrated their focus in delivering solutions to support our people, our customers and our communities. I am proud of our global workforce and their efforts to lead through this challenging time.”

The Company will provide additional updates during its Fiscal Second Quarter Earnings Call.

Investor and Media Contact

Heather Beresford
+1.920.751.3612
heather.beresford@plexus.com

About Plexus Corp. - The Product Realization Company

Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 19,000 individuals who are dedicated to providing global Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing, and Aftermarket Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading global companies by providing innovative, comprehensive solutions throughout the product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the evolving effect, which may intensify, of COVID-19 on our employees, customers, suppliers, and logistics providers, including the impact of governmental actions being taken to curtail the spread of the virus.  Other risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the effects of U.S. Tax Reform and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors in our fiscal 2019 Form 10-K.

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